                                                                   EXHIBIT 10.34

Date: July 31, 2004                                     $2,200,000.00

                         QUESTCOR PHARMACEUTICALS, INC.

                             SECURED PROMISSORY NOTE

                  Questcor Pharmaceuticals, Inc., a California corporation ("Maker"), for value received, promises to pay to the order of Defiante Farmaceutica LdA, a Portuguese corporation ("Holder"), a principal amount equal to Two Million Two Hundred Thousand Dollars ($2,200,000.00), in immediately available funds in lawful money of the United States of America, plus interest in like money on the principal amount hereof at a rate of interest equal to nine and eighty three hundredths percent (9.83%) per annum due and payable as set forth in Section 2 hereof.

                  1. Security. This Note is the Note referred to in, and is executed and delivered in connection with, that certain Security Agreement dated as of the date hereof between Maker and Holder (the "Security Agreement"). The full principal amount of this Note together with all outstanding and unpaid interest and all other amounts payable hereunder or under the Security Agreement are secured by the collateral identified and described as security in the Security Agreement. Upon the occurrence of any Default (as defined below), in addition to and not in limitation of any other rights and remedies of Holder, hereunder or otherwise, all of such rights and remedies being cumulative, Holder may exercise its rights and remedies under the Security Agreement.

                  2. Repayment. The outstanding principal of this Note, together with interest accrued thereon, shall be due and payable in the installments and on the dates set forth on Schedule A attached hereto. This note shall mature on August 1, 2008 (the "Maturity Date"), and all amounts payable hereunder shall be due not later than the Maturity Date. All payments made by the Maker under this Note shall be made, at such address or account as Holder may from time to time designate, without offset, counterclaim or deduction of any amount (including, without limitation, taxes), and shall be made in amounts not less than the amounts otherwise specified to be paid under or in connection with this Note. All payments, including prepayments, made hereunder shall be applied first to amounts other than principal or interest owed hereunder or under the Security Agreement by Maker to Holder, second to accrued interest, and third to principal. This Note may be prepaid in whole or in part at any time without premium or penalty, with any partial prepayment applicable to principal being applied to payments of principal in reverse chronological order, as set forth on Schedule A.

                  3. Default. A default ("Default") shall occur hereunder, without the need for further notice, in the event that (a) Maker fails, for ten
(10) days, to pay in full any sum due Holder pursuant to this Note or to perform any other obligation arising pursuant to this Note, (b) Maker fails to pay in full on the Maturity Date any sum payable pursuant to this Note, (c) a default or event of default occurs arising from the failure to pay when due any principal or interest of any indebtedness of Maker or any subsidiary of Maker with an aggregate principal amount in excess of $100,000, or which permits the acceleration of any note, instrument or agreement evidencing any such indebtedness of Maker or any subsidiary of Maker, or (d) a default occurs under the Security Agreement that is uncured after the lapse of the cure period, if any, expressly provided for therein. Upon the occurrence of a Default, all outstanding principal and interest shall become immediately due and payable.

                  4. Certain Waivers. Maker hereby waives notice, demand for payment, presentment for payment, protest, notice to protest, notice of dishonor, notice of nonpayment, and diligence in taking any action to collect sums owing hereunder and all duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note. The delay in exercising or nonexercise by Holder of any of its rights or remedies hereunder in any particular instance shall not constitute a waiver thereof in that or any other instance. No single or partial exercise by the Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

                  5. Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of California without regard to its conflict of laws provisions.

                  6. Entire Agreement. This Note, including the schedules hereto, and the Security Agreement reflect the entire agreement of the parties with respect to the subject matter hereof, and supersede all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to in this Note, including the schedules hereto, and the Security Agreement.

                  7. No Third-Party Beneficiaries. This Note shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  8. Construction. Holder and Maker have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note. The word "including" shall mean including without limitation.

                  9. Successors and Assigns. All rights of Holder hereunder shall inure to the benefit of its successor and assigns. Maker shall not assign any of its interest under this Note without the prior written consent of Holder. Any purported assignment inconsistent with this provision shall, at the option of Holder, be null and void.

                  10. Captions. The captions in this Note are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

                  11. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                  12. Amendments. This Note may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

                  13. Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally consents to the jurisdiction and venue of any court of competent jurisdiction within the State of California with respect to any suit, action or other legal proceeding arising out of this Note, and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction or forum non-conveniens.

                  14. WAIVER OF JURY TRIAL. EACH PARTY HERETO BY ITS ACCEPTANCE HEREOF WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS PROMISSORY NOTE.

                  15. Enforcement. The Maker shall pay upon demand all of the Holder's reasonable costs, fees and expenses (including reasonable attorneys' fees) resulting from any Default or any enforcement of Holder's rights or remedies with respect thereto.

                  16. Default Interest. If principal, interest, or other amounts payable hereunder or under the Security Agreement are not paid when due, whether on the date interest is due, at scheduled maturity, upon acceleration, upon demand, or otherwise, all unpaid amounts then due shall bear interest thereafter until paid at a rate equal to the interest rate such forth above plus 2% per annum.

                  17. Usury. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the obligations under this Note, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as defined below). If the rate of interest (determined without regard to the preceding sentence) under this Note at any time exceeds the Highest Lawful Rate, the outstanding amount of the loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Note had at all times been in effect, then to the extent permitted by law, Maker shall pay to Holder an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Holder and Maker to conform strictly to any applicable usury laws. Accordingly, if Holder contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at Holder's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Maker. As used herein, "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to Holder that are presently in effect or, to the extent allowed by law, under such applicable laws as may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

                  18. Severability. If any provision or obligation of this Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

DEFIANTE FARMACEUTICA LDA,                  QUESTCOR PHARMACEUTICALS, INC.,
a Portuguese corporation                    a California corporation

By:    /s/ Pedro Quintas                    By:    /s/ Timothy E. Morris
       --------------------------------            ----------------------------
Name:  Pedro Quintas                        Name:  Timothy E. Morris

Title: Director                             Title: Chief Financial Officer


                        [SIGNATURE PAGE TO SECURED NOTE]

                                   SCHEDULE A
                                PAYMENT SCHEDULE

PAYMENT DUE DATE                          PAYMENT AMOUNT
----------------                          --------------
September 1, 2004                         Principal: $0
                                          Interest:  $18,022

October 1, 2004                           Principal: $0
                                          Interest:  $18,022

November 1, 2004                          Principal: $0
                                          Interest:  $18,022

December 1, 2004                          Principal: $0
                                          Interest:  $18,022

January 1, 2005                           Principal: $0
                                          Interest:  $18,022

February 1, 2005                          Principal: $0
                                          Interest:  $18,022

March 1, 2005                             Principal: $0
                                          Interest:  $18,022

April 1, 2005                             Principal: $0
                                          Interest:  $18,022

May 1, 2005                               Principal: $0
                                          Interest:  $18,022

June 1, 2005                              Principal: $0
                                          Interest:  $18,022

July 1, 2005                              Principal: $0
                                          Interest:  $18,022

August 1, 2005                            Principal: $0
                                          Interest:  $18,022

September 1, 2005                         Principal: $52,790
                                          Interest:  $18,022

October 1, 2005                           Principal: $53,223
                                          Interest:  $17,589

November 1, 2005                          Principal: $53,659
                                          Interest:  $17,153

December 1, 2005                          Principal: $54,098
                                          Interest:  $16,714

January 1, 2006                           Principal: $54,541
                                          Interest:  $16,271

February 1, 2006                          Principal: $54,988
                                          Interest:  $15,824

March 1, 2006                             Principal: $55,439
                                          Interest:  $15,373

April 1, 2006                             Principal: $55,893
                                          Interest:  $14,919

May 1, 2006                               Principal: $56,351
                                          Interest:  $14,461

June 1, 2006                              Principal: $56,812
                                          Interest:  $14,000

July 1, 2006                              Principal: $57,278
                                          Interest:  $13,534

August 1, 2006                            Principal: $57,747
                                          Interest:  $13,065

September 1, 2006                         Principal: $58,220
                                          Interest:  $12,592

October 1, 2006                           Principal: $58,697
                                          Interest:  $12,115

November 1, 2006                          Principal: $59,178
                                          Interest:  $11,634

December 1, 2006                          Principal: $59,662
                                          Interest:  $11,150

January 1, 2007                           Principal: $60,151
                                          Interest:  $10,661

February 1, 2007                          Principal: $60,644
                                          Interest:  $10,168

March 1, 2007                             Principal: $61,141
                                          Interest:  $9,671

April 1, 2007                             Principal: $61,641
                                          Interest:  $9,171

May 1, 2007                               Principal: $62,146
                                          Interest:  $8,666

June 1, 2007                              Principal: $62,655
                                          Interest:  $8,157

July 1, 2007                              Principal: $63,169
                                          Interest:  $7,643

August 1, 2007                            Principal: $63,686
                                          Interest:  $7,126

September 1, 2007                         Principal: $64,208
                                          Interest:  $6,604

October 1, 2007                           Principal: $64,734
                                          Interest:  $6,078

November 1, 2007                          Principal: $65,264
                                          Interest:  $5,548

December 1, 2007                          Principal: $65,799
                                          Interest:  $5,013

January 1, 2008                           Principal: $66,338
                                          Interest:  $4,474

February 1, 2008                          Principal: $66,881
                                          Interest:  $3,931

March 1, 2008                             Principal: $67,429
                                          Interest:  $3,383

April 1, 2008                             Principal: $67,981
                                          Interest:  $2,831

May 1, 2008                               Principal: $68,538
                                          Interest:  $2,274

June 1, 2008                              Principal: $69,100
                                          Interest:  $1,712

July 1, 2008                              Principal: $69,666
                                          Interest:  $1,146

August 1, 2008                            Principal: $70,236
                                          Interest:  $576

                               SECURITY AGREEMENT

                  This SECURITY AGREEMENT ("Agreement") is entered into as of July 31, 2004, by and between Questcor Pharmaceuticals, Inc., a California corporation located at 3260 Whipple Road, Union City, California, 94587 ("Borrower"), and Defiante Farmaceutica LdA, a Portuguese corporation located at Rua dos Ferreiros, 260 Funchal-Madeira, Portogallo, 9000-082 ("Lender").

                  A. WHEREAS, Borrower owns or controls intellectual property rights relating to the cyanocobalamin - containing drug presently marketed under the brand name "NASCOBAL" (such drug, as it may be enhanced, reformulated, or modified after the date hereof, in all strengths, dosages and delivery forms and regardless of the names or name under which it is or may become known, is herein referred to as "NASCOBAL");

                  B. Borrower has issued to Lender that certain Secured Promissory Note dated of even date herewith, evidencing indebtedness in the principal amount of $2,200,000.00 (the "Note"); and

                  C. As a condition precedent to the effectiveness of the Note, Lender has required Borrower to execute and deliver this Agreement.

                  NOW, THEREFORE, in consideration of the above recitals, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged hereto agrees as follows:

                  1. Creation of Security Interest. In order to secure the payment and performance of the Secured Obligation (as defined below). Borrower hereby pledges and grants to Lender, a security interest in all of Borrower's right, title and interest in and to the following property, whether now owned or hereafter acquired or arising, and wherever located:

                           (i) trademarks, trade names, Internet domain names,
                  trade styles, service marks, logos, other source or business identifiers, general intangibles of like nature, all registrations and applications for any of the foregoing, in each case, associated with NASCOBAL, including the registered trademarks and trademark applications set forth in Schedule A hereto; all renewals of any of the foregoing; the goodwill of the business connected with the use of and symbolized by the foregoing trademarks, trade names, trade styles, service marks, logos and other source or business identifiers; the right to sue for past infringement or dilution of any of the foregoing or for any injury to goodwill,

                           (ii) patents and applications for patents which cover
                  the making, using, formulation, or commercialization of NASCOBAL, including, each patent and patent application listed in Schedule B hereto, all reissues, divisions, continuations, substitutions supplementary protection certificates continuations-in-part, extensions, renewals, reexaminations and equivalents to any of the foregoing, the right to sue for past infringements of any of the foregoing (collectively, the "Patents").

                           (iii) technical and other information which is not in
                  the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data, summaries, information contained in submissions to and information from ethical committees and regulatory authorities, data concerning pricing or reimbursement including discounts and rebates to particular customers, data concerning dealings with managed and similar healthcare providers including lists of customers and key prescribers, data concerning trade inventory levels, data concerning returns and chargebacks and any other data covering the supply chain, which relates to NASCOBAL or to its development ("Know How");

                           (iv) copyrights, including copyrights in software and
                  databases, in the items set forth in Section (iii) above or otherwise in the works of authorship pertaining to the development, manufacture, or marketing of NASCOBAL, including the registered copyrights and copyright applications set forth on Schedule C hereto, registrations and applications for, and renewals and extensions of, any the foregoing, the right to sue for past infringement of any of the foregoing (collectively, the "Copyrights");

                           (v) license agreements granting rights to use any
                  Trademarks, Patents, Copyrights, or Know-How (whether the Borrower is the licensor or the licensee thereunder);

                           (vi) New Drug Applications ("NDAs") filed with the
                  FDA, and other regulatory filings and approvals for NASCOBAL;

                           (vii) all of Borrower's contractual rights and
                  remedies in connection with that certain Asset Purchase Agreement between Nastech Pharmaceutical Company, Inc. and Borrower, dated as of June 16, 2003;

                           (viii) all proceeds and products of any of the
                  foregoing.

                  All of the foregoing are, collectively, referred to as the "Collateral", and the items in subparagraphs (i) through (v) are, collectively, referred to as the "Intellectual Property Collateral."

                  Notwithstanding anything to the contrary herein, the foregoing grant of Lien shall not attach to (i) applications filed in the U.S. Patent and Trademark Office to register Trademarks filed on the basis of Borrower's "intent to use" such Trademarks unless and until the filing of a "Statement of Use" or "Amendment to Allege Use" has been filed, whereupon such applications shall be automatically subject to the lien granted herein and deemed included in the Intellectual Property Collateral and (ii) any license, contract, property rights or agreement to which the Borrower is a party or any of its rights or interests thereunder if the grant of such security interest shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of the Borrower therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity).

                  2. Secured Obligation. For purposes of this Agreement, "Secured Obligation" shall mean the obligation of Borrower to repay Lender for the indebtedness and other obligations evidenced by the Note (including principal, interest, and any other amounts payable hereunder or thereunder).

                  3. Perfection of Security Interest. Borrower will, at its sole expense, execute, acknowledge, and deliver all such instruments, and take all such actions, as Lender may, from time to time, reasonably request or require so that Lender shall have a first priority perfected security interest in the Collateral. In furtherance thereof, Borrower shall file such financing statements, continuation statements, or amendments thereto, and other documents, agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or as Lender may require, in order to perfect the security interest granted hereunder, including;

                           (a) Furnishing to Lender, from time to time, statements and schedules further identifying and describing the Intellectual Property Collateral and such other reports in connection with the Intellectual Property Collateral as Lender may reasonably request, all in reasonable detail;

                           (b) initially, filing UCC-1 financing statements in the State of California. In the event that Borrower changes its name or the location of its chief executive office it will give Lender written notice clearly describing such new name or location. If such new location is in a state other than California, then Borrower shall additionally file a UCC-1 filing statement in such state evidencing the security interest granted hereby, and shall during the remaining term of this Agreement (or, if earlier, until Borrower moves its chief executive office to another state), upon the request of Lender, file such continuation statements as are required to prevent expiration of such UCC-1 financing statement in such state. Such UCC-1 financing statement and continuation statements shall describe the Collateral in the same manner as described herein;

                           (c) recording appropriate evidence of the liens granted hereunder in the Intellectual Property Collateral in the United States Patent and Trademark Office, the United States Copyright Office, or any other jurisdiction within the United States.

                  Borrower authorizes and requests that the U.S. Patent and Trademark Office and, U.S. Copyright Office to file and record this Agreement in order to reflect the interests of the Lender in the Intellectual Property Collateral.

                  4. Representation and Warranties. Borrower represents and warrants as follows:

                           (a) Existence and Power. Borrower is a duly formed and validly existing corporation in good standing under the laws of the State of California, and has the requisite power and authority to own its property and assets and to execute , deliver and perform its obligations under this Agreement and the Note.

                           (b) Enforceability. This Agreement and the Note have each been duly authorized, executed and delivered by Borrower and each constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

                           (c) No Conflict. The execution, delivery, and performance of this Agreement and the Note by Borrower, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of (or the obligation to create or impose) any lien (except as provided herein) upon any assets of the Borrower or any of its subsidiaries pursuant to, any agreement, indenture, mortgage, deed of trust, equipment lease, license instrument or other document to which Borrower is a party or to which it or any of its assets or subsidiaries assets may be subject, except for such conflicts which have been duly waived; (ii) conflict with any law, order, rule or regulation of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Borrower or its properties; or (iii) violate any provision of the organizational documents of the Borrower or any of its subsidiaries.

                           (d) Governmental Approvals. No order, consent, approval, or other authorization or filing, recording, or registration with, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with, (i) the execution, delivery, and performance by the Borrower of this Agreement and the Note or (ii) the legality, validity, or enforceability of this Agreement and the Note.

                           (e) Collateral.

                                    (i) Schedules A, B and C set forth a true
                  and accurate list of all registrations of and applications for Trademarks, and Patents and Copyrights which are owned by or exclusively licensed to Borrower and included in the Intellectual Property Collateral;

                                    (ii) The Borrower has good and marketable
                  title to the Collateral, free and clear of all liens, security interests, charges or encumbrances or adverse claims or other interests whatsoever. There is no financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest, in or otherwise encumbering, any part of the Collateral.

                                    (iii) All Intellectual Property Collateral
                  is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, except as disclosed on schedules A, B and C, and Borrower has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application pertaining to the Intellectual Property Collateral in the United States in full force and effect;

                                    (iv) All Intellectual Property Collateral is
                  valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, Borrower's right to register, or Borrower's rights to own or use, any Intellectual Property Collateral and no such action or proceeding is pending or, to the best of Borrower's knowledge, threatened;

                                    (v) Borrower is the sole and exclusive owner
                  of the entire right, title, and interest in and to all Intellectual Property Collateral set forth on Schedules A, B and C, all registrations and applications for Intellectual Property Collateral are standing in the name of Borrower without gaps in the chain of title, and none of the Intellectual Property Collateral has been licensed by Borrower to any affiliate or third party, except as disclosed in Schedule D;

                                    (vi) Neither Borrower's use of the
                  Intellectual Property Collateral, nor the conduct of Borrower's business, infringes, misappropriates or otherwise violates any mark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; no such claim has been made and remains outstanding, and Borrower has not received any written notification that Borrower (or its licensee's) use of any Intellectual Property Collateral, violates the rights of any third party;

                                    (vii) To the Borrower's knowledge, no third
                  party is infringing upon or otherwise violating any Intellectual Property Collateral;

                                    (viii) No settlement or consents, covenants
                  not to sue, non-assertion assurances, co-existence agreements, or releases have been entered into by Borrower or to which Borrower is bound that adversely affect its rights to own or use any Intellectual Property Collateral; and

                                    (ix) There are no Patents, Trademark,
                  Copyrights, Know-How, Licenses, Books and Records, or Regulatory Approvals, owned by or licensed to any affiliate or subsidiary of Borrower.

                  5. Covenants.

                           (a) Borrower and Lender agree that the execution, delivery and performance of this Agreement by Borrower and the consummation of the transactions contemplated hereby do not violate, and shall not be considered a breach of, Section 8 of that certain 8% Convertible Debenture dated March 15, 2002.

                           (b) Borrower represents that it is the true and lawful owner of the Collateral and agrees to use commercially reasonable efforts to protect the Collateral in any lawful manner from any third party claims.

                  6. No Transfer; Maintenance of Collateral.

                           (a) Borrower shall not sell, assign, license, exchange or otherwise voluntarily or involuntarily transfer or dispose of the Collateral or encumber, or hypothecate, or create or permit to exist any lien, security interest, charge or encumbrance, or adverse claim upon or other interest in the Collateral except the lien created by this Agreement without the prior written consent of Lender.

                           (b) Borrower shall not do any act or omit to do any act whereby any of the Intellectual Property Collateral may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted herein, and Borrower agrees to pay all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property Collateral in the United States in full force and effect.

                           (c) In the event that any Intellectual Property Collateral owned by or exclusively licensed to Borrower is infringed otherwise violated or challenged by a third party, Borrower shall promptly take all reasonable actions to stop such infringements or other violations, defend such challenges, and protect its exclusive rights in such Intellectual Property Collateral including, but not limited to, the initiation of a suit for injunctive relief and to recover damages.

                  7. New Collateral.

                           (a) Borrower shall promptly (but in no event more than thirty (30) days after Borrower obtains knowledge thereof) report to Lender (i) the filing of any application to register any Intellectual Property Collateral with the United States Patent and Trademark Office or United States Copyright Office or elsewhere in the world (whether such application is filed by Borrower or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property Collateral by any such office. Borrower hereby authorizes Lender to modify this Agreement by amending Schedules A, B or C to reference such Intellectual Property Collateral, and will otherwise cooperate with Lender in effecting any such amendment to this Agreement deemed necessary by Lender, to include any Trademarks, Patents or Copyrights which shall become part of the Intellectual Property Collateral after the date hereof.

                           (b) Borrower will not change the name of NASCOBAL without prior notice to Lender. For the avoidance of doubt, the parties acknowledge that all such new names shall be considered within the definition of "Trademarks" hereunder.

                  8. Right to Enter. Lender shall have, with reasonable notice to Borrower, the right to enter into and upon any premises where the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing an audit, making copies of records, protecting Lender's security interest in the Collateral, or otherwise determining whether Borrower is in compliance with the terms of this Agreement.

                  9. Further Assurances. Borrower hereby authorizes the filing or recording of any financing statements or continuation statements, and amendments to financing statements, notices of lien or the recording in any jurisdictions and with any filing offices or Intellectual Property registries as the Lender may determine, in its sole discretion, are necessary or advisable from time to time to record or perfect the security interest granted to the Lender in connection herewith. Borrower hereby agrees to take such further actions and to execute, acknowledge and/or deliver such further instruments or agreements as the Lender may determine, in its reasonable discretion, are necessary or advisable from time to time to record or perfect the security interest granted to the Lender in connection herewith or to establish and maintain the validity and effectiveness of this Agreement or the Note and the validity, perfection, and priority of the liens intended to be created thereby.

                  10. Defaults. Borrower shall be in default under this Agreement upon the happening of any one or more of the following events (an "Event of Default"):

                           (a) Payments. Borrower shall fail to make any payment required under the Note, subject to the applicable cure period;

                           (b) Representations and Warranties. Any
         representation or warranty made by Borrower in this Agreement shall prove to have been untrue, incorrect or misleading in any material respect when made;

                           (c) Other Covenants. Borrower shall fail to duly observe or perform any covenant contained in this Agreement or the Note, subject to the applicable cure period;

                           (d) Collateral. Borrower shall fail to pay and discharge any judgment or levy of any attachment, execution or other process against the Collateral and such judgment shall not be satisfied, or such levy or other process shall not be removed within twenty (20) calendar days after the entry or levy thereof, or at least ten (10) calendar days prior to the time of any proposed sale under any such judgment levy; or

                           (e) Insolvency. Borrower commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors; Borrower fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted by one or more third parties, fails actively to oppose any such proceeding, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of its debts; or any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Borrower or any committee of Borrower's creditors, or any class thereof, is formed for the purpose of monitoring or investigating the financial affairs of Borrower or enforcing such creditors' rights.

                           (f) Remedies.

                                    (i) Foreclosure and Other Rights. Upon an
                  Event of Default, the Secured Obligation shall be immediately due and payable. Upon the occurrence and continuance of such Even of Default, in addition to any not in limitation of any other rights and remedies of Holder, hereunder or otherwise, all of such rights and remedies being cumulative, Lender shall have the remedies of a secured party under the California Uniform Commercial Code and may require Borrower to assemble the Collateral and turn it over to Lender at a place designated by Lender. Borrower hereby expressly waives and releases all rights to have the Collateral marshaled upon the exercise of any remedies under this Agreement. Without limiting the generality of the foregoing, if an Event of Default shall occur and be continuing, Lender may immediately, without demand of performance, which is expressly waived, endorse the Borrower's name on all applications, documents, papers and instruments necessary or desirable for Lender in the use of the Collateral, and Lender may sell, assign, lease, license (on an exclusive or non-exclusive basis) given an option or options to purchase or to otherwise dispose of the Collateral, and after deducting from proceeds of sale or other disposition of the Collateral all documented expenses (including all reasonable expenses for broker's fees and legal services), Lender shall apply the residue of such proceeds toward the payment of the obligations. Any remainder of the proceeds after payment in full of the obligations immediately shall be paid over to Borrower. Notice of any sale or other disposition of the Collateral shall be given to Borrower at least ten (10) days before the time of any intended public or private sale or other disposition of the Collateral, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. As to any such sale or other disposition, Lender may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower, which right is hereby waived and released.

                                    (ii) Grants of License. In addition, solely
                  for the purpose of enabling Lender to exercise rights and remedies under this Section 10, and at such time as Lender shall be lawfully entitled to exercise such rights and remedies, Borrower hereby grants to Lender, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower), with rights of sublicense, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Borrower to avoid the risk of invalidation of said Trademarks, to use, operate under, or license, any Intellectual Property Collateral.

                  11. Power of Attorney. Borrower hereby irrevocably grants to Lender a power of attorney, to act, following the occurrence of any Event of Default, as Borrower's attorney-in-fact, with full authority in the name, place and stead of Borrower, from time to time in Lender's discretion, to take any action and to execute any instrument that Borrower may deem necessary or advisable in its discretion to accomplish the purposes of this Agreement, and in connection with the exercising of its rights and remedies hereunder, such power of attorney being coupled with an interest.

                  12. Notices. All notices, requests and other communications required or permitted to be made hereunder shall, except as otherwise provided, be in writing and may be delivered personally or sent by telegram, telecopy, telex, overnight courier or certified mail, postage prepaid, to the parties. Such notices, requests and other communications sent shall be effective upon receipt, unless sent by (i) overnight courier, in which case they shall be effective exactly one (1) business day after deposit with such overnight courier, or (ii) mail, in which case they shall be effective exactly three (3) business days after deposit in the United States mail. Either party may change its address or other information by giving notice thereof to the other party hereto in conformity with this Section 8.

                  13. Termination of Security Agreement. This Agreement and the security interest hereunder shall terminate upon the full and final payment and performance of the Secured Obligation. Notwithstanding anything to the contrary herein, this Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Lender in respect of the Secured Obligation is rescinded or must otherwise be restored or returned by Lender upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or otherwise, all as though such payment had not been made.

                  14. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  15. Amendments. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  16. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  17. Severability. If any provision or obligation of this Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

                  18. Successors and Assigns. All rights of Lender hereunder shall inure to the benefit of its successor and assigns. Borrower shall not assign any of its interest under this Agreement without the prior written consent of Lender. Any purported assignment inconsistent with this provision shall, at the option of Lender, be null and void.

                  19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law.

                  20. Delay; Waiver. No delay in enforcing or failing to enforce any right under this Agreement by Lender shall constitute a waiver by Lender of such right. No waiver by Lender of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

                  21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  22. Consent to Jurisdiction. Each party hereto irrevocably and unconditionally hereby consents to the jurisdiction and venue of any court of competent jurisdiction within the State of California with respect to any suit, action or other legal proceeding arising out of this Agreement, and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction or forum non-conveniens.

                  23. Construction.

                           (a) Borrower and Lender have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                           (b) Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this
         Agreement: (i) "either" and "or" are not exclusive and "include", "includes" and "including" are not limiting; (ii) "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) "date hereof" refers to the date set forth in the initial caption of this Agreement; (iv) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement, instrument or schedule mean such agreement, instrument or schedule as from time to time amended, modified or supplemented, in each case to the extent not prohibited by such agreement or instrument;
         (vii) references to a "person" are also to its permitted successors and assigns; (viii) references to a "Section" or "Schedule" refer to a Section of or Schedule to this Agreement; and (ix) references to a law include any amendment or modification to such law and any rules, regulations and delegated legislation issued thereafter, whether such amendment or modification is made, or issuance of such rules, regulations or delegated legislation occurs, before or after the date of this Agreement.

                  24. WAIVER OF JURY TRIAL. EACH PARTY HERETO BY ITS ACCEPTANCE HEREOF WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                     [remainder of page intentionally blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

DEFIANTE FARMACEUTICA LDA,                   QUESTCOR PHARMACEUTICALS, INC.,
a Portuguese corporation                     a California corporation

By:    /s/ Pedro Quintas                     By:    /s/ Timothy E. Morris
       ----------------------                       ----------------------
Name:  Pedro Quintas                         Name:  Timothy E. Morris

Title: Director                              Title: Chief Financial Officer

                        Schedule A to Security Agreement
                                  (Trademarks)

                                        REGISTRATION NO.      DATE REGISTERED
COUNTRY                    MARK            (SERIAL NO.)           (DATE FILED)
Australia                Nascobal           733,493               11/12/97
Switzerland              Nascobal           446,146               10/17/97
Community -CTM           Nascobal           528455                10/20/99
Hungary                  Nascobal           150,653               4/14/98
Japan                    Nascobal          4,190,179              9/18/98
Norway                   Nascobal           187,774               12/23/97
Taiwan                   Nascobal           798240                3/16/98
South Africa             Nascobal          97/06437               10/12/00
United States            Nascobal          2,157,783              5/12/98

                        Schedule B to Security Agreement
                                    (Patents)

                                      PATENT TITLE                   PATENT NO.       DATE ISSUED
      COUNTRY                     (ISSUED PATENTS ONLY)             (SERIAL NO.)     (DATE FILED)
United States       Nasal Compositions Containing Vitamin B12        4,724,231           2/9/88

Lien release submitted on July 21, 2004.

                        Schedule C to Security Agreement
                                  (Copyrights)

                                                             DATE REGISTERED
    TITLE OF WORK     NATURE OF WORK     REGISTRATION NO.       DATE FILED
NONE

                        Schedule D to Security Agreement
                       (Foreign Patents and applications)

Questcor has not made and does not intend to make any annuity payments with respect to the following foreign Nascobal patents and patent applications.

                                                                                                        DATE REGISTERED
TITLE OF WORK      NATURE OF WORK                                            REGISTRATION NO.              DATE FILED
-------------      --------------                                            ----------------              ----------
PCT  (Closed)      Aerosol Compositions for Nasal Delivery of Vitamin B12    Appl No. (PCT/US86/00793)     (4/15/86)
Canada             Aerosol Compositions for Nasal Delivery of Vitamin B12    1317881                         5/18/93
Europe             Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
Belgium            Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
France             Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
Great Britain      Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
Germany            Aerosol Compositions for Nasal Delivery of Vitamin B12    P3682862.9                     12/11/91
Italy              Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
Luxembourg         Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
Netherlands        Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
Sweden             Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
Switzerland        Aerosol Compositions for Nasal Delivery of Vitamin B12    0218679                        12/11/91
Australia          Nasal Compositions Containing Vitamin B12                 584703                         10/20/89
Canada             Nasal Compositions Containing Vitamin B12                 1,300,014                       5/5/92
Europe             Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Belgium            Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Denmark            Nasal Compositions Containing Vitamin B12                 (6038/86)                      (4/15/86)
France             Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Great Britain      Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Germany            Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Ireland            Nasal Compositions Containing Vitamin B12                 58533                           9/27/93
Italy              Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90

Luxembourg         Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Netherlands        Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Spain              Nasal Compositions Containing Vitamin B12                 553,999                         4/20/87
Sweden             Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Switzerland        Nasal Compositions Containing Vitamin B12                 0216917                         7/4/90
Hungary            Nasal Compositions Containing Vitamin B12                 196124                          6/16/88
Japan              Nasal Compositions Containing Vitamin B12                 1945666                         6/23/95
Norway             Nasal Compositions Containing Vitamin B12                 174.182                         3/30/94
South Africa       Nasal Compositions Containing Vitamin B12                 86/2845                        10/29/86
Taiwan             Nasal Compositions Containing Vitamin B12                 NI-029728                      12/10/88

A lien on the below patents exists but a Lien release submitted on July 21, 2004.

                                       PATENT TITLE                         PATENT NO.         DATE ISSUED
    COUNTRY                        (ISSUED PATENTS ONLY)                   (SERIAL NO.)       (DATE FILED)
United States               Nasal Compositions Containing Vitamin B12        4,724,231            2/9/88